CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into this 15th day of November, 2005, by and between INTERACTIVE RESOURCES GROUP, INC., located at 585 East State Road 434, Suite 200, Longwood, Florida 32750 (hereinafter referred to as "Consultant," "Interactive Resources Group, Inc.," or "IRG") and SIRICOMM, INC., located at 2900 Davis Boulevard, Suite 130, Joplin, MO 64804 (hereinafter referred to as "SiriCOMM, Inc.," "SIRC," or the "Company") (together the "Parties").

WHEREAS, the Parties desire to set forth the terms and conditions under which IRG shall provide corporate consulting services to SIRICOMM, INC.;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.       Term of Agreement

         The agreement shall remain in effect from the date hereof through the expiration of a period of three (3) months from the date hereof ("the Term"), and thereafter may be renewed upon mutual consent of the Parties.

2.       Nature of Services to be rendered

         During the Term and any renewal thereof, IRG shall; (a) provide the Company with corporate consulting service(s) on a best efforts basis in connection with corporate finance relations, corporate financial services, corporate finance and mergers and acquisitions with respect to SIRICOMM, INC., (b) use its best efforts to introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other member of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively, the "Services"). It is acknowledged and agreed by the Company that IRG carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal laws.

3.       Disclosure of Information

         IRG agrees as follows:

         IRG shall NOT disclose to any third party any material non-public information of data received from the Company without the consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the services hereunder; (ii) as may be required by applicable law; and
         (iii) such information that becomes publicly known through no action of IRG.

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4.       Compensation

         The following represents the compensation to be received by IRG in connection with rendering the Services hereunder:

         a) $45,000 (forty five thousand dollars) cash, payable in monthly installments with the first payment of $10,000 (ten thousand dollars) due on or before December 1, 2005, and subsequent monthly payments of $15,000 (fifteen thousand dollars) due on or before January 1st, 2006, and $20,000 (twenty thousand dollars) on or before February 1st, 2006. The Company agrees to make all monthly payments on the applicable due date and in no event beyond ten (10) days past the due date. In the event any of such payments are not received until after the 10th day, then a 10% penalty shall also become due and payable.

         b) Company agrees to deliver fifty thousand (50,000) shares of the Company's common stock restricted pursuant to Rule 144 to the Consultant in accordance with the following schedule: 25,000 on or before December 1, 2005; 15,000 on or before January 1, 2006; and 10,000 on or before February 1, 2006. Furthermore, Company agrees to convert above stated thirty five thousand (50,000) restricted shares to become free trading shares when adequate registration is done.

         c) IRG would also be entitled to receive an option/warrant to purchase up to 50,000 common shares of the Company's common stock which shall fully vest on the sixty-first (61st) day of said Agreement, exercisable as follows:

                  i. 16,666 common shares exercisable at $1.25 per share;
                  ii. 16,667 common shares exercisable at $1.35 per share; and
                  iii. 16,667 common shares exercisable at $1.45 per share.

         e) The Company shall agree to issue IRG piggyback registration rights for the common shares underlying the option/warrant listed above, whereby these shares will be registered for resale by IRG on the first applicable Registration Statement filed by the Company with the U.S. Securities & Exchange Commission. Said underlying common shares shall be held by the Company until such time as IRG elects to exercise its option or warrant to purchase the common shares. The term of the option/warrant shall expire forty eight (48) months from the date of the Registration Statement which registers the shares underlying the option/warrant is deemed effective.

5.       Duties of the Consultant.

         The Consultant will develop a marketing campaign for SiriCOMM, Inc. that will increase the market's awareness of the Company, and build a strong shareholder base while increasing shareholder value.

         Upon initiation of said campaign, IRG will develop and disseminate customized investor relations materials, such as a Corporate Profile that will prompt research coverage and serve as a catalyst for marketing your stock to the investment community. This will promote the understanding of and appreciation for the Company's strategic direction among the retail, wholesale, institutional and individual investing communities.

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         By targeting investment professionals who are the most logical candidates to become supporters of the Company, IRG will determine and continually refine your company's key investment appeals with emphasis on long-term growth.

         Each time SiriCOMM, Inc. releases a piece of news; within an hour of its release, IRG will provide this ongoing information about the Company to our network of brokers in order to meet the needs of today's investors who place a premium on the availability of timely, meaningful and accurate information.

         The Consultant will then make personal follow-up phone calls to all parties that have previously shown interest in your company. This is ensuring that the Company's progress is made known to the brokers, analysts and portfolio managers who can buy or recommend your stock; therefore matching what makes your company unique with the characteristics sought by each individual financial professional.

         In addition, the Consultant will assist SiriCOMM, Inc.'s management in determining market timing and strategy for application of the Company's listing on either the American Stock Exchange or Nasdaq Small Cap. Assisting the Company in these decisions will aid in the development of investor relations communications that will most positively influence the Company's strategic vision, operational and financial performance, and ongoing business expertise.

         IRG will also provide in-depth DTC Review for the Company to better understand the distribution of stock ownership.

6.       Representations and Warranties of IRG.

         In order to induce the Company to enter into said Agreement, IRG hereby makes the following unconditional representation and warranties:

         In connection with its execution of and performance under this Agreement, IRG has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange (the "SEC"), the National Association of Securities Dealers, Inc. (the "NASD"), the securities commissioner or department of state, or any other regulatory or governmental body or agency.

         Neither IRG nor any of its principals are subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other regulatory or government body or agency that would prohibit, limit or curtail IRG's execution of said Agreement or the performances of its obligation hereunder.

         IRG is permitted to provide consulting services to any corporation or entity in a business identical or similar to the Company's.

7.       Duties of the Company

         The Company shall supply IRG, on a regular and timely basis, with all approved data and information regarding SiriCOMM, Inc., its management, its products, and its operation. Company shall be responsible for advising IRG of any facts which would affect the accuracy of any prior data and information previously supplied to IRG so that IRG may take

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         corrective action. The Company shall promptly supply IRG with full and completed copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communication, whether or not prepared with the assistance of IRG; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/service brochures, sales materials, etc. Company shall supply to IRG, within fifteen (15) days of execution of the Agreement, with a list of all stockbrokers and marker makers active in the stock of SiriCOMM, Inc. and a complete list of all shareholders.

         IRG's reports are not intended to be used in the offering of securities. Accordingly, the Company agrees as follows:

         Company will notify IRG in writing a minimum of ten (10) days prior to making any private or public offering of securities, including but not limited to any offering registered on form S-8 or pursuant to Regulation S of Regulation D.

         Company will not utilize any of IRG's reports in connection with any offering (public or private) of securities without the prior written consent of IRG.

         Company will not cause to be affected by any split of SiriCOMM, Inc.'s stock during the term of this Agreement without the prior consent of IRG.

         The Company acknowledges that IRG relies on information provided by the Company in connection with the provision of Services hereunder and represents that said information is neither false nor misleading. Company further agrees to hold harmless and indemnify IRG for any breach of such representations and for any claims relating to the purchase and/or sale of SiriCOMM, Inc.'s securities occurring out of or in connection with IRG's relationship with the Company. This includes, without limitation, reasonable attorney's fees and other costs arising out of any such claims.

         The Company's counsel must, within five (5) business days of receiving written notice from IRG, provide an opinion letter to IRG and the Transfer Agent for the Company's Restricted Stock addressing the permissible resale of the Restricted Stock and the M & A Restricted Stock (pursuant to Rule 144 of the Securities Act of 1933, as amended, "The 1933 Act") transferred to IRG under this agreement.

8.       Representations and Warranties of the Company

         In order to induce IRG to enter into this Agreement, the Company hereby makes the following unconditional representations and warranties:

                  SiriCOMM, Inc. is not subject to any restriction imposed by the SEC or by operation of the 1933 Act, the Exchange Act of 1934, as amended (the "1934 Act") or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to IRG set forth herein. SiriCOMM, Inc. has not been sanctioned by the SEC, the NASAD, or any state securities commissioner or department in connections with issuance of its securities.

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                  All payments are required to be made on time and in accordance with the payment terms and conditions set forth herein.

                  The Company acknowledges that IRG does not guarantee its ability to cause the consumption of any contract or merger or acquisition with any corporate candidate. The Company hereby agrees (i) all information about SiriCOMM, Inc. provided to IRG, by or on behalf of the Company which may be disseminated to the public by IRG in providing any consulting or other services, pursuant to the Agreement shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements true, (ii) the Company shall promptly notify IRG if the Company becomes aware that IRG has publicly made any untrue statement of a material fact regarding SiriCOMM, Inc., or has omitted to state any material fact necessary to make the public statements made by IRG about SiriCOMM, Inc. true, and (iii) the Company shall promptly notify IRG of any "quiet period", "blackout period", or other similar period during which public statements by or on behalf of SiriCOMM, Inc. are restricted by any Securities Law. Each party (an "indemnifying party") hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other party (the "indemnified party") for any damages caused to the indemnified party by the indemnifying party's breach or violation of a Securities Law which is caused by the indemnified party's breach or violation or the Agreement, or any State Law.

9.       Registration Obligations

         At any time following the signing of the Agreement, if SIRICOMM, INC. files a registration statement with the SEC registering an amount of securities equal to at least one million ($1,000,000.00) dollars ("Registration Statement"), the Company must provide a ten (10) day prior written notice of the Registration Statement to IRG.

10.      Waiver of Registration Obligations

         In the event that a NASD register broker-dealer executes a letter of intent to conduct a firm commitment underwriting of SiriCOMM, Inc. securities, with anticipated gross proceeds of at least one million ($1,000,000.00) dollars, and requiring all of Company's shareholders to waive registration rights, IRG will provide a written waiver of registration right herein provided.

11.      Indemnification of IRG by the Company

         The Company shall indemnify and hold harmless IRG and its principals from and against any and all liabilities and damages in connection with the Company's ownership and operation, and without limiting the foregoing, shall pay IRG's legal fees and expenses if the Company is named as a defendant in any proceedings brought in connection with the Company or its activities.

12.      Indemnification of the Company by IRG

         IRG shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any intentional breach of its representations and warranties or agreements made hereunder.

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13.      Arbitration

         Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment may be entered upon an arbitration award or in a court of competent jurisdiction and confirmed by such court. Venue for arbitration proceedings shall be within the state of Florida. The costs of arbitration, reasonable attorney's fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.

14.      Attorney Fees

         In the event a legal action or arbitration is commenced by a Party to the Agreement alleging a default of the terms or conditions of the Agreement, and judgment is held in favor of the non-moving party (respondent/defendant), the non-moving party shall be entitled to recover all costs incurred as a result of defending such action including reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

15.      Entire Understanding/Incorporation of other Documents

         This Agreement requires the entire understanding of the parties with regard to the subject matter hereof; superseding any and all prior agreements or understandings, whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or constructed to exist between Parties.

16.      No Amendment Except in Writing

         Neither the Agreement nor any or its provisions may be altered or amended except in a dated writing signed by both parties.

17.      Independent Contractor

         IRG agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship[ between the parties to this Agreement.

18.      Waiver of Breach

         No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

19.      Termination of the Agreement

         Either Party may terminate the Agreement without penalty by providing written notification to the other Party within a thirty (30) day period. The Agreement will then immediately terminate upon receipt of the written notification ("Date of Termination") by the non-termination Party. In the event of termination of said Agreement by the Company, the Consultant shall be entitled to keep any and all fees, Company stock or other compensation it received form the Company under the Agreement prior to the Date of Termination.

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20.      Governing Law

         The Agreement and its provisions shall be constructed in accordance with, pursuant to and governed by the State of Florida, as applicable to agreements to be preformed solely within the State of Florida, without regard to its conflict-of-laws provisions then in effect.

21.      Miscellaneous

         Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses first above written. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

         Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter; it supercedes and voids all prior agreements between such Parties relating to such subject matter.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.


             THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS _______ DAY OF ________________, 2005.

SIRICOMM, INC.


By:    /s/ Henry P. Hoffman
   -----------------------------------------   ---------------------------------
       Officer, SiriCOMM, INC.                            Witness


          Henry P. Hoffman
   -----------------------------------------   ---------------------------------
            Print Name                                  Print Name


CONFIRMED AND AGREED ON THIS 9th DAY OF December , 2005.


INTERACTIVE RESOURCES GROUP, INC



By:   /s/ Hugh L. Clark                       /s/ Amanda Jane Thomas
    ------------------------------------   -------------------------------------
     Hugh L. Clark, Jr., President                 Witness



                                                 Amanda Jane Thomas
                                           -------------------------------------
                                                    Print Name

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